Exhibit 10.15(b)

CERTAIN CONFIDENTIAL INFORMATION IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED

AMENDMENT TO

LICENSE AGREEMENT

This Amendment to the License Agreement (this “Amendment”) is effective as of June 10, 2019 (the “Amendment Effective Date”) and is entered into by and between Sana Biotechnology, Inc., a corporation existing under the laws of Delaware, having a place of business at 1616 Eastlake Avenue East, Suite 360, Seattle, WA 98102 (“Sana”), and President and Fellows of Harvard College, an educational and charitable corporation existing under the laws and the constitution of the Commonwealth of Massachusetts, having a place of business at Richard A. and Susan F. Smith Campus Center, Suite 727, 1350 Massachusetts Avenue, Cambridge, MA 02138 (“Harvard”).

RECITALS:

WHEREAS, Sana and Harvard (the “Parties”) entered into a License Agreement as of March 19, 2019 (the “License Agreement”) pursuant to which Harvard granted Sana licenses under Harvard’s interests in certain Patent Rights (as defined therein) for Sana to develop Licensed Products (as defined therein);

WHEREAS, as partial consideration for the licenses granted under the License Agreement, Sana agreed to pay to Harvard [***] upon Sana’s receipt of any amount of cash investment from any of its investors in connection with the issuance of Sana’s Series B Preferred Stock (as defined therein); and

WHEREAS, the parties wish to amend the License Agreement to revise the definition of Series B Preferred Stock;

NOW, THEREFORE, the parties hereto, agreeing to be legally bound, hereby agree as follows:

1.	Section 1.84 is hereby deleted and replaced in its entirety with the following:

1.84 “Series B Preferred Stock” means any series of preferred stock of Licensee sold by Licensee in a financing transaction other than Series A Preferred Stock; provided that if Licensee has sold more than [***] shares of Series A Preferred Stock on or before December 31, 2019, then the term “Series B Preferred Stock” shall include any such additional shares of Series A Preferred Stock in excess of the first [***] shares of Series A Preferred Stock sold on or before December 31, 2019; provided, further, that if Licensee has sold [***] shares of Series A Preferred Stock on or after January 1, 2020, then the term “Series B Preferred Stock” shall include any such shares of Series A Preferred Stock sold on or after January 1, 2020.

2.	All capitalized terms used and not otherwise defined in this Amendment will have the meanings set forth in the License Agreement.

3.	All of the terms and conditions of the License Agreement not expressly modified by this Amendment will remain in full force and effect.

4.

On and after the Amendment Effective Date, each reference in the License Agreement to “this Agreement,” “hereunder,” “herein,” “hereof” or words of like import referring to the License Agreement will mean and be a reference to the License Agreement as amended by this Amendment.

5.

This Amendment may be signed in any number of counterparts (facsimile and electronic transmission included), each of which will be deemed an original, but all of which will constitute one and the same instrument.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

SANA BIOTECHNOLOGY, INC. By: /s/ Christian Hordo Name: Christian Hordo Title: Chief Business Officer	PRESIDENT AND FELLOWS OF HARVARD COLLEGE By: /s/ Jordan B. Grant Name: Jordan B. Grant Title: Director of Technology Transactions Office of Technology Development Harvard University